ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1999, included in Vodavi Technology, Inc. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1998.



                                            /s/ Arthur Andersen LLP


Phoenix, Arizona,
  January 26, 2000.